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                                 AMENDMENT NO. 7

                             PARTICIPATION AGREEMENT

This Amendment to the Participation Agreement (the "Agreement") dated October 15, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Lincoln Life & Annuity Company of New York, a New York life insurance company, and Lincoln Financial Advisors Corporation, is effective April 2, 2007, regardless of when executed.

          WHEREAS, a merger of Lincoln Life & Annuity Company of New York and Jefferson Pilot LifeAmerica Insurance Company ("JPLA") is expected to occur on or about April 2, 2007;

          WHEREAS, effective on or about April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life & Annuity Company of New York;

          WHEREAS, the Principal Underwriter (Underwriter) for Lincoln Life & Annuity Company of New York may be either Lincoln Financial Advisors Corporation ("LFA") or Lincoln Financial Distributors, Inc. ("LFD"), a broker-dealer;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. The parties consent to an assignment of the responsibilities of the former Lincoln Life & Annuity Company of New York under this Agreement to the new Lincoln Life & Annuity Company of New York.

     2. The parties consent to an assignment of the responsibilities of LFA under this Agreement to LFD.

Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 2, 2007


                                        LINCOLN LIFE & ANNUITY COMPANY OF NEW
AIM VARIABLE INSURANCE FUNDS            YORK


By: /s/ Donna F. Anderson               By: /s/ Kelly D. Clevenger
    ---------------------------------       ------------------------------------
Name: Donna F. Anderson                 Name: Kelly D. Clevenger
Title: Assistant Vice President         Title: Second Vice President


A I M DISTRIBUTORS, INC.                LINCOLN FINANCIAL DISTRIBUTORS, INC.


By: /s/ Gene L. Needles                 By: /s/ Tim Ryan
    ---------------------------------       ------------------------------------
Name: Gene L. Needles                   Name: Tim Ryan
Title: President                        Title: Senior Vice President



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